Exhibit 10.1

SHARE PURCHASE AND DEVELOPMENT SERVICES AGREEMENT

THIS AGREEMENT is executed and effective as of the 9th day of August, 2013.

AMONG:

CORONUS SOLAR INC., a company incorporated under the laws of Canada and having a registered office at 1600 – 609 Granville Street, Vancouver, British Columbia, V7Y 1C3

(hereinafter called the “Coronus Parent”)

OF THE FIRST PART

AND:

CORONUS ENERGY CORP., a company incorporated under the laws of the state of Delaware and having a registered office at 1100 – 1200 West 73rd Avenue, Vancouver, British Columbia, V6P 6G5

(hereinafter called “Coronus”)

OF THE SECOND PART

AND:

REDWOOD SOLAR DEVELOPMENT LLC, a Delaware limited liability company and having a registered office at  8275 S. Eastern Ave, Suite 200-548, Las Vegas, NV 89123

(hereinafter called “Redwood”)

OF THE THIRD PART

WHEREAS:

A.	Coronus is a utility-scale, solar photovoltaic developer in the State of California (the “Business”).

B.
The Coronus Parent is the sole owner of the shares of common stock representing one hundred percent (100%) of the issued and outstanding shares of Coronus of all classes and preferences of Coronus (the “Coronus Share”).

C.	Given that this transaction represents the sale of substantially all of its assets, the Coronus Parent requires shareholder approval of this transaction.

{007610000-00123469; 1 }

D.	Redwood has offered to purchase from the Coronus Parent and the Coronus Parent has agreed to sell to Redwood the Coronus Share (as hereinafter defined) on the terms and conditions set forth herein.

E.	Redwood will undertake the development of twelve (12) separate solar photovoltaic energy generation installations that Coronus has commenced.

F.
The development of three (3) solar photovoltaic energy generation facilities (“Discarded Projects”) was commenced but has been abandoned because the economics of those three projects were considered insufficient to justify full development costs.

G.
As part of its development efforts Redwood wishes to engage Coronus Parent to provide certain development services which will allow Redwood the benefit of Coronus Parent’s prior experience with the projects and the project sites and services provided on behalf of Coronus.

H.	Upon successful completion of the development and installation of each Project, Redwood intends to sell each Project to one or more affiliates of Clean Focus Corporation (“Clean Focus”).

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.	INTERPRETATION

1.1	Definitions

Where used herein or in any amendments or schedules hereto, the following terms shall have the following meanings:

(a)	“Agreement” means this Share Purchase Agreement including all schedules, and all instruments supplemental to or in amendment or confirmation of this Agreement;

(b)	“CFFC” means Clean Focus Financing Company, LP, a Delaware Limited Partnership;

(c)	“CFFC Loan” means the loan to Coronus Parent and Coronus made by CFFC, on or about December 20th, 2012;

(d)	“Clean Focus Guaranty” means the guaranty of Clean Focus in the form attached hereto as Schedule "H";

(e)	“Closing” means the transfer of shares and the payment of the balance of the specified consideration to complete the sale to and purchase by Redwood of the Coronus Share under this Agreement;

(f)
“Closing Date” means the date on which the Closing occurs which will be not more than three (3) business days following the date of the Coronus Parent Annual & Special Meeting or such other date as may be mutually agreed upon by the parties hereto;

(g)	“Construction Financial Close” means the first draw of funds from a construction loan for the Projects or a designated portion of the Projects;

{007610000-00123469; 1 }

(h)	“Coronus LLC” means, individually, a wholly-owned Delaware limited liability company of Coronus;

(i)	“Coronus LLC Collective” means the 12 (twelve) Coronus LLCs listed on Schedule “B” hereto, being all of the subsidiaries of Coronus as at the date hereof;

(j)
“Coronus Parent Annual & Special Meeting” means the annual general and special meeting of shareholders of Coronus Parent to be held on September 16, 2013.  The Coronus Parent Annual & Special Meeting is scheduled to be held at Suite 1600, 609 Granville Street, Vancouver, British Columbia at the hour of 10:00 a.m. (Vancouver time);

(k)	“Coronus Security” means a collateralized security interest in substantially all of Coronus’ assets;

(l)	“Coronus Share” means 100% of the common shares in the capital of Coronus, being all of Coronus’ currently issued and outstanding share capital of all classes and preferences as at the date hereof;

(m)
“CREST PPA” means the full buy/sell solar power purchase agreement of each Coronus LLC, each having a 20-year term and 1.5 MW_ac designated output capacity pursuant to a Southern California Edison CREST Power Purchase Agreement, with 2011 Market Price Referent pricing;

(n)	“CREST PPA Parcel” means the parcels of real property on which the Projects will be located, with boundaries defined by assessor parcel numbers, as listed on Schedule “F” hereto;

(o)	“CREST PPA Producer” means the Coronus LLC which is the counterparty to the specific Crest PPA, which is the “Producer” (as “Producer” is defined in the CREST PPA) to the CREST PPA;

(p)	“Debenture Security Agreement” means the security agreement for the Redwood Debenture in the form attached hereto as Schedule "G";

(q)	“Development Expenses” means certain development and acquisition expenses as defined on Schedule “C;

(r)	“Discarded Projects” has the meaning set forth in the Recitals;

(s)	“EPC Contract” means the contract(s) between Redwood and the designated EPC Contractor, for the construction and installation of each of the Projects;

(t)	“EPC Contractor” means the party or parties contracted for the construction and installation of each of the Projects, which is currently anticipated to be Belectric.

(u)
“Initial Operation Deadline” means the later of the date, as defined in each CREST PPA, that is eighteen (18) months after the effective date of the CREST PPA, or the date as extended through provisions of each CREST PPA;

{007610000-00123469; 1 }

(v)
“Interconnection Refund” means the funds from the CFFC Loan which were paid to SCE as interconnection financial security postings for either i) the Discarded Projects or ii) Projects which received reduced total cost estimates, and are to be refunded from SCE to the applicable Coronus LLC;

(w)	“Lock-Up Agreements” means lock-up agreements substantially in the form attached hereto as Schedule “J”;

(x)	“Owner” means CF SBC Owner One LLC;

(y)
“Permanent Financial Close” means the date on which the principal of the Construction Loan incurred in connection with a Coronus LLC is repaid from the proceeds of a long-term loan to the ultimate owner;

(z)
“Project” means each of the twelve (12) separate Generating Facilities (as defined in the CREST PPAs) in each corresponding Coronus LLC, each subject to an effective CREST PPA, located on a CREST PPA Parcel and collectively referred to as the “Projects”;

(aa)	“Remaining Development Expense Budget” means the agreed upon remaining amount of Development Expenses to be funded by Redwood after the Closing Date as set forth on Schedule “D”;

(bb)	“SCE” means Southern California Edison (also referred to herein as the “Offtaker”);

(cc)	“UCC” means Uniform Commercial Code;

(dd)	“UCC Financing Statements” means the UCC financing statements relating to the security granted by Redwood to Coronus Parent pursuant to this Agreement;

(ee)	“United States” means the United States of America, its territories and possessions and any State of the United States and the District of Columbia.

1.2	Singular, Plural, etc.

Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3	Deemed Currency

In the absence of a specific designation of any currency, any undescribed dollar amount herein will be deemed to refer to United States dollars.

1.4	Governing Law

This Agreement will be governed by and interpreted in accordance with the laws of the State of California and the federal laws of the United States of America applicable therein.

1.5	Incorporation of Schedules

The following schedules are attached to and form part of this Agreement:

Schedule “A” – Form of Redwood Debenture

{007610000-00123469; 1 }

Schedule “B” – Coronus Project Matrix

Schedule “C” – Development Expenses

Schedule “D” – Remaining Development Expense Budget

Schedule “E” – Interconnection Refund

Schedule “F” – CREST PPA Parcels

Schedule “G” – Form of Debenture Security Agreement

Schedule “H” – Form of Clean Focus Guaranty

Schedule “I” –  Financial Statements of Coronus as of June 30, 2013

Schedule “J” – Form of Lock-Up Agreement

Schedule “K” – Project Management and Development Services

2.	PURCHASE AND SALE

2.1	Purchase and Sale

Based on the representations and warranties contained in this Agreement and subject to the terms and conditions hereof, the Coronus Parent agrees to sell, assign and transfer to Redwood and Redwood agrees to purchase from the Coronus Parent, the Coronus Share effective as of and from the Closing Date, for the price and in accordance with and subject to the terms and conditions set forth in this Agreement and to provide the development services to Redwood specified herein.

2.2	Purchase and Development Services Price

The Coronus Parent is receiving an aggregate amount for the combined purchase of the Coronus Share and the performance of the development services specified below in this Agreement.  The consideration for this sale and performance of services is the issuance by Redwood to the Coronus Parent of a non-interest bearing, secured debenture (the “Redwood Debenture”), in the amount of $8,775,000.00 (the “Redwood Debenture Amount” also referred to herein as the “Contract Price”).   The Contract Price is the agreed upon price of $0.39/peak W DC of estimated final output capacity of the installations which is based on the aggregate of the value of the installed Projects and the value allocated by Coronus Parent to the development services to be performed by Coronus Parent.

2.3	Coronus Parent and Redwood Conditions Precedent to Closing and Covenants Regarding Shareholder Meeting

(a)
The obligation of Coronus Parent to complete the sale of the Coronus Share to Redwood as contemplated herein is subject to the completion on or before the Closing Date of (i) delivery by Redwood of the original executed Debenture Security Agreement and Clean Focus Guaranty;  (ii) delivery by Redwood of an original executed Redwood Debenture; (iii) the filing of the UCC Financing Statements; (iv) delivery by Redwood of the original executed Amended CFFC Loan Documents which will release Coronus Parent from any further obligations under or in connection with the CFFC Loan; and (v) the approval of

{007610000-00123469; 1 }

the sale of the Coronus Share to Redwood per the terms in this Agreement by Coronus Parent shareholders holding not less than two-thirds of the votes cast in person or by proxy at the Coronus Parent Annual & Special Meeting called for September 16, 2013.

(b)
The obligation of Redwood to complete the purchase of the Coronus Share and the retention of Coronus Parent to provide development services as contemplated herein is subject to the completion on or before the Closing Date of (i) Coronus Parent having met all legal requirements in connection with the calling and holding of the Coronus Parent Annual & Special Meeting called for September 16, 2013; (ii) the proper delivery to all shareholders of Coronus Parent of notice of the Coronus Parent Annual & Special Meeting called or to be called for September 16, 2013;  (iii) the delivery to all shareholders of Coronus Parent of a complete and accurate Information Circular; (iv) receipt on or before the execution date of this Agreement by Redwood of legally valid executed irrevocable Lock-Up Agreements by Coronus Parent shareholders holding not less than eighty percent (80%) of the issued and outstanding common shares of Coronus Parent; (v) receipt on or before the execution date of this Agreement by Clean Focus Corporation of properly executed irrevocable proxies authorizing Clean Focus Corporation, acting through its designated representative, to vote such shareholders’ shares in approval of the proposed sale transaction to Redwood; and (vi) by votes cast in person or by proxy, the approval of the sale of the Coronus Share to Redwood per the terms in this Agreement at the Coronus Parent Annual & Special Meeting by Coronus Parent shareholders holding not less than eighty percent (80%) of the issued and outstanding common shares of Coronus Parent.

(c)
Coronus Parent and its officers and directors, whether acting in the capacity of an officer or director or as a shareholder of Coronus Parent, covenant not to propose, direct or vote in support of any revocation, modification, extension or other rescheduling of the time and place scheduled for the Coronus Parent Annual & Special Meeting noticed for September 16, 2013.  Coronus Parent, its officers and directors covenant that a vote on the proposed sale transaction to Redwood will be held at such Coronus Parent Annual & Special Meeting and that Clean Focus Corporation will be granted the opportunity to vote all shares of Coronus Parent for which Clean Focus Corporation holds proxies in support of the approval of such transaction.

(d)
A Closing Date shall be specified immediately following a vote of the shareholders of Coronus Parent approving the sale transaction to Redwood, which Closing Date shall be not later than three (3) business days following the Coronus Parent Annual & Special Meeting to be held on September 16, 2013.  Closing shall occur on the Closing Date, unless mutually agreed otherwise by Coronus Parent and Redwood.

2.4	Payment of Contract Price

(a)	The amount of One Thousand Dollars ($1,000.00) shall be paid to Coronus Parent upon execution of this Agreement.

(b)	The amount of Nine Thousand Dollars ($9,000.00) shall be paid to Coronus Parent on the Closing Date.

(c)
After four (4) Projects have met the two conditions for payment stated hereafter, a payment of five percent (5%) of the Contract Price, per Project, shall be paid to Coronus Parent estimated to be Thirty Six Thousand Five Hundred Sixty Two Dollars and 50/100

{007610000-00123469; 1 }

($36,562.50) per Project which has met the two conditions for payment that are defined as (i) receipt of a conditional use permit issued by the governmental authority to construct the Project with a period of at least six (6) months between the date of issuance of the conditional use permit and the Project’s Initial Operation Deadline and (ii) receipt of a written confirmation from SCE that the CREST PPA request for extension has been granted.

(d)
The remaining balance of the Contract Price, ninety-five percent (95%) of the Contract Price minus the amount of Ten Thousand Dollars ($10,000.00) paid on the Closing Date shall be pro-rated among the twelve (12) anticipated Projects and each pro-rata portion paid to Coronus Parent upon Permanent Financial Close in connection with each Project undertaken by that specific Coronus LLC.

2.5	Adjustments to Contract Price

The Contract Price has been agreed upon based on certain estimations and projections of development and construction costs and revenues from power production which have been shared among the parties.  Accordingly, the Contract Price is subject to adjustment, upwards or downwards, as appropriate, based on the following parameters:

(a)
Installed Capacity.   The Contract Price reflects total installed capacity of 22,500 peak kW DC, comprised of twelve (12) Projects, with each Project rated at an average of 1,875 peak kW DC. The Contract Price will be adjusted downward by $0.39/peak W DC for each watt DC of total installed capacity less than 22,500,000 peak W DC.

Additionally, the Contract Price will be adjusted downward by Development Expenses which are not refunded to any Project because that particular Project cannot achieve commercial operation by its Initial Operation Deadline.  For Development Expenses that were spent on multiple Projects, the downward adjustment shall be on a pro rata basis. Potentially refundable Development Expenses include those portions of interconnection financial security postings released by SCE on withdrawal of an Interconnection Request or termination of a Generator Interconnection Agreement. Where the Contract Price is adjusted downward because of a Project’s failure to achieve commercial operation by the Initial Operation Deadline, the assets in relation to the Project, shall be transferred unencumbered to Coronus Parent, unless those assets are used by other Projects that can or do achieve commercial operation before the Initial Operation Deadline.

(b)
Remaining Development Expense Budget.  The agreed upon Remaining Development Expense Budget is set forth on Schedule “D”.  In the event the remaining Development Expenses funded by Redwood after the Closing Date exceed the aggregate amount of Remaining Development Expense Budget set forth on Schedule “D”, there shall be an equivalent negative adjustment to the Contract Price. In the event the remaining Development Expenses funded by Redwood after the Closing Date are less than the Remaining Development Expense Budget set forth on Schedule “D”, subject to the adjustment for a reduction in installed capacity below 22,500 peak kW DC per Section 2.5 (a) Installed Capacity, there shall be an equivalent positive upward adjustment to the Contract Price. The Development Expenses are restricted to the definition on Schedule “C”.

(c)	Interconnection Refund. If the actual Interconnection Refund amounts payable from SCE to the applicable Projects are lower than the amounts set forth in Schedule “E”,

{007610000-00123469; 1 }

then the Contract Price will be adjusted downward accordingly.  For the avoidance of doubt, the Contract Price reflects SCE applying Interconnection Refunds for the Discarded Projects towards the next interconnection financial security or ITCC postings as identified on Schedule “D”, and will otherwise be subject to the adjustment set forth in Section 2.5 (e) Interconnection Refund Delay.

(d)
Premature Payments.  If Redwood is required to fund a) the third and final postings of the interconnection financial security to SCE for any of the Projects or b) any further payments associated with land acquisition prior to Construction Financial Close, (“Premature Payments”), the Contract Price shall be adjusted downward using the product of (i) the amount of Redwood’s Premature Payments, multiplied by (ii) the number of days between the date of each premature payment and the related project Construction Financial Close, divided by; (iii)  365, and multiplied by (iv) a deemed cost of equity of twelve percent (12%) (“Cost of Development Equity”).

Interconnection Refund Delay.  If SCE does not apply the funds already paid to SCE for the Discarded Projects, which totals $1,005,800, as credit towards the next interconnection financial security and ITCC payments due to SCE in August, September and October 2013, as identified on Schedule “D”, then the Contract Price shall be adjusted downward using the product of (i) $1,005,800 multiplied by (ii) the number of days from the  execution date of this Agreement until when SCE refunds to Coronus, divided by (iii) 365, and multiplied by (iv) Cost of Development Equity.

(f)
Third Party Compensation. If Coronus, Coronus Parent, Solar Krafte Utilities Inc., or an affiliate of any of these organizations receives any payment from any third party (i.e., not Coronus Parent, Clean Focus, Redwood or affiliates) associated with this transaction for the Projects and however characterized, the Contract Price will be reduced by an equivalent amount.

(g)
Dissenters’ Rights.  The parties acknowledge that the legal obligation to fund any shareholder(s) exercising dissenter’s rights is Coronus Parent’s.  However, if there are any damages and legal costs associated with dissenters’ rights proceedings related to this Agreement or as a result of the approval by shareholders of Coronus Parent of this Agreement that Redwood, Owner or Clean Focus fund, whether due to Coronus Parent’s inability to fund such obligations within the time period required by law, to avoid lawsuits from dissenting shareholder(s), or for any other reason whatsoever, the Contract Price will be reduced by amount of such damages, dissenter’s rights payments and related costs.

(h)
Coronus Energy Financials.  The Coronus Parent has represented that certain assets and liabilities (the "Coronus Closing Assets" and "Coronus Closing Liabilities", respectively) will be carried on the books of Coronus as of the Closing Date. The Coronus Closing Assets and Coronus Closing Liabilities are described on Schedule “I” hereto subject to the adjustments below (the "Coronus Energy Financials"). Unless expensed, if any of the Coronus Closing Assets are not carried on the books of Coronus as of the Closing Date, then the Contract Price shall be adjusted downward by the non-carried amount of the Coronus Closing Assets. If liabilities beyond the Coronus Closing Liabilities are carried on the books of Coronus as of the Closing Date, then the Contract Price shall be adjusted downward by the amount of the liabilities beyond the Coronus Closing Liabilities. In the event there is a taxable gain on the books of Coronus as of June 30, 2013,  the Contract Price shall be adjusted downward, reflecting the monetized amount of

{007610000-00123469; 1 }

the tax payable.  The Coronus Energy Financials in Schedule “I” shall be adjusted such that (i) there will be no cash in the checking account (account 1000); (ii) Coronus Parent will be responsible for all payment liabilities associated with the Newberry Springs land parcel (account 1520) and Twenty-Nine Palms North land parcel (account 1530), and these two land parcel assets, subject to any outstanding liabilities, now and forward looking, are the property of Coronus Parent; the current account with Coronus Parent (account 2600) will be $0; the accounts from accounts payable (account 2000) for Earthlight ($8,000), Vine Dahlen PLLC ($1,870), and the Franchise Tax Board ($12,800) shall be removed; and the accounts from accrued liabilities (account 2100) for the State of California shall be removed.

Limitation on Adjustment.   If Redwood fails to perform its obligations under this Agreement with respect to the timely funding of the required Development Expenses related to a particular Project or Projects, or delays constructing a Project or Projects due to delays in financing, provided that such failure is not due to a delay in the receipt of conditional use permits beyond the third and final posting of interconnection financial security, the only adjustment to the Contract Price for that particular Project or Projects shall be the downward adjustment per Section 2.5(a) related to Installed Capacity, not including the downward adjustment for non-reimbursable Development Expenses, and all other adjustments which would otherwise be justified for such Project or Projects are null and void and shall not be applied.  In addition, should such funding delay result in Redwood determining to abandon such Project or Projects due to a determination that the cause of such funding delay is not remediable and will result in the Project being economically unviable for Redwood, then Redwood shall convey such Project or Projects and related assets unencumbered to Coronus Parent and the Contract Price shall be adjusted solely to reflect the removal of the installed capacity of such Project or Projects.

2.6	Break-up Fee and Immediate Default of CFFC Loan.

In the event the Closing is not approved by Coronus Parent’s shareholders at the Coronus Parent Annual & Special Meeting to be held on September 16, 2013, or such meeting time and place is extended, adjourned, otherwise rescheduled without a vote on the shareholders on this Agreement and the Transaction, Coronus Parent shall owe Redwood a break-up fee of $5,000,000 which is immediately due and payable.  In addition, the CFFC Loan will be amended on or prior to Closing to provide that if this  Agreement is not approved by the required percentage of Coronus Parent’s shareholders  at the Coronus Parent Annual & Special Meeting on  September 16, 2013, then CFFC Loan will be in immediate default, will become immediately due and payable, and Coronus Parent will confess judgment to the immediate exercise of remedies allowed with respect to the default of the CFFC Loan, including, without limitation, a declaration of foreclosure on the CREST PPA Parcels and the seizure of all assets of Coronus.

2.7	Project Management and Development Services

Included within the Contract Price, Redwood is engaging Coronus Parent to provide certain development services to Redwood in connection with the development and construction of the Projects and project management during the development and construction period.  Coronus Parent acknowledges that Redwood will be the counterparty on each EPC Contract and will be in the role of General Contractor for the construction and development of the Projects for purposes of each EPC Contract.  Coronus Parent will provide Redwood those services listed on Schedule

{007610000-00123469; 1 }

“K” as specified and to the extent requested by Redwood.  All such services shall be provided in a good and workmanlike manner with the degree of skill and expertise expected from a firm and individuals with substantial expertise in the development and construction of facilities similar to the Projects.  To the extent there are established industry standards for the provision of such services, Coronus Parent will perform its services in conformance with such industry standards.

In the performance of the Project management and development services, Coronus Parent shall comply with all applicable laws, ordinances, and codes and all applicable orders and regulations applicable in the state and locality where the Projects are to be located.  In addition, Coronus Parent shall use commercially reasonable efforts to ensure that its services are performed in a time and manner that will ensure that (i) the development of each Project is completed and (ii) each Project is placed in service in compliance with all applicable laws, ordinances, and codes and all applicable orders and regulations, including, without limitation, those of SCE, applicable in the state and locality where the Projects are to be located and prior to any deadlines for completion established by such laws, ordinances, codes, orders and regulations, including, without limitation, those of SCE.

2.8	29-Palms North Tenancy

Without impact to the 29-Palms North 1 Project, the Coronus Parent, or its successors or assigns, shall maintain the right to buy or lease, for a term of 25 years from the Closing Date, 80 (Eighty) acres of land on the 29-Palms North parcel, the tract to be determined by the Coronus Parent, or its successors or assigns, and shall include access rights to interconnect to SCE's distribution grid at the north east corner of the parcel. The purchase price shall be equivalent on a per-acre basis of the purchase price to acquire the land as part of this transaction.  The lease rate shall be equal to the cost to operate the land, which shall include maintenance, administration, and property taxes.  Redwood agrees to accommodate the Coronus Parent’s, or its successors’ or assigns’, intention of deploying a solar PV generating facility on this leased tract of land, provided this deployment does not cause any curtailment or other interconnection issues with regards to the Projects on that parcel or any of the adjacent or surrounding parcels.

2.9	Adelanto West Tenancy

Without impact to the Adelanto West 1 and 2 projects, the Coronus Parent, or its successors or assigns, shall maintain the right to buy or lease, for a term of 25 years from the Closing Date, 12 (Twelve) acres of land on the Adelanto West parcel, the tract to be determined by the Coronus Parent, or its successors or assigns, and shall include access rights to interconnect to SCE's distribution grid at the north east corner of the parcel. The purchase price shall be equivalent on a per-acre basis of the purchase price to acquire the land as part of this transaction.  The lease rate shall be equal to the cost to operate the land, which shall include maintenance, administration, and property taxes.  Redwood agrees to accommodate the Coronus Parent’s, or its successors’ or assigns’, intention of deploying a solar PV generating facility on this leased tract of land, provided this deployment does not cause any curtailment or other interconnection issues with regards to the Projects on that parcel or any of the adjacent or surrounding parcels.

2.10	Development Expenses

Redwood agrees to fund, and the Contract Price reflects Redwood funding, the Development Expenses included in the Remaining Development Expense Budget on Schedule “D”.  As specified on Schedule “D”, upon Closing of this Agreement, Redwood will refund Coronus Parent for payments made by Coronus Parent to Phoenix Biological and Barnett Environmental in

{007610000-00123469; 1 }

the total amount of $92,025, and within 5 business days of the execution date of this Agreement, Redwood will make payments directly to Phoenix Biological and Barnett Environmental in the aggregate total amount of $26,513.

In order to minimize Development Expenses prior to the Closing Date, Coronus Parent agrees to not execute interconnection agreements with SCE for any of the Projects prior to August 21st, 2013.  Coronus additionally agrees to use its best efforts to structure payment terms for any payments associated with CEQA document creation such that those payments will not be due until after the Closing Date.

2.11	Subordination of Coronus Parent Security

Coronus Parent understands and agrees that the security interests received by Coronus Parent from Redwood will be subordinate and junior to the interests securing the loan from CFFC to Coronus, Coronus LLCs, and/or the Projects (specifically the unpaid principal balance of the loan  up to a maximum principal balance of $4,000,000 as of the Closing Date, together with all accrued and unpaid interest, plus the $20,000 in loan fees, due and payable on the Closing Date, and all future loan draws after the Closing Date from CFFC to the Projects used solely for Development Expenses, together with accrued and unpaid interest and loan fees) until Construction Financial Close and to any construction financing made available to Owner or a Coronus LLC, as applicable, for the development, construction, installation, commissioning, ownership and operation of the Projects.  Coronus Parent agrees to execute such documents and file such UCC amended statements as necessary or appropriate to evidence such subordination of its security interests and Deeds of Trust to the construction financing obtained by or on behalf of Owner and/or any of the Coronus LLCs without precondition, discretion or delay, provided the terms of such subordinations are customary for lenders and providers of construction financing.

3.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE CORONUS PARENT

The Coronus Parent covenants, represents and warrants to Redwood (and acknowledges that Redwood is relying upon such covenants, representations and warranties in entering into this Agreement) that, under this Agreement:

3.1
The Coronus Parent has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement, subject to legally required shareholder approval.

[Reserved]

3.2	The Coronus Parent has and will have on the Closing Date good, marketable, beneficial and recorded title to the Coronus Share, free of any encumbrances.

3.3
There are no option agreements, share rights, warrants, convertible securities, share preferences, voting agreements or other agreements of any kind or nature in existence or which will be entered into, now or in the future, by the Coronus Parent or any of its directors, officers or shareholders the right to subscribe for, have issued to it, or otherwise acquire any shares of Coronus other than the Coronus Share.

{007610000-00123469; 1 }

3.4
This Agreement has been duly approved, executed and delivered by the Coronus Parent and this Agreement will constitute a legal, valid and binding obligation of the Coronus Parent enforceable in accordance with its terms.

3.5
Coronus Parent has not issued any new shares within the past ninety (90) days which will not be subject to a Lock-up Agreement in connection with the sale of shares of Coronus Energy to Redwood, and will not issue any new shares in Coronus Parent until after the Closing of the Transaction, as defined in the Lock-up Agreements in the form on Schedule “J”.

3.6
As of the Closing Date the financial position of Coronus, including but not limited to cash, other current assets, current liabilities and other liabilities shall be as represented in the Coronus Energy Financials in all material respects.  Coronus Parent acknowledges that there is a downward adjustment to the Contract Price pursuant to Section 2.5(h) if the Coronus Energy Financials, as may be supplemented or amended by Coronus Parent, are false or misleading in any material respect when delivered to Redwood.

4.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF CORONUS

Coronus covenants, represents and warrants to Redwood (and acknowledges that Redwood is relying upon such covenants, representations and warranties in entering into this Agreement) that, under this Agreement:

4.1	Coronus has been duly incorporated and organized and is validly existing under the laws of Delaware.

4.2
The authorized capital of Coronus consists of 1,500 shares of no par common voting stock.  Only one and 626,085/10,687,500 shares of stock of any class or preference are issued and outstanding. All issued and outstanding shares of Coronus are evidenced by certificated stock shares.  There are no options, convertible securities, preference rights or other forms of shareholder rights to stock of Coronus, of any class or preference, other than the Coronus Share which will not be terminated, cancelled, voided or otherwise of no further legal force or effect following the Closing.

4.3	The Coronus Share represents all of Coronus’ current issued and outstanding share capital and has been validly issued and is outstanding in compliance with all applicable corporate laws.

4.4
There are no option agreements, share rights, share preferences, voting agreements or other agreements of any kind or nature in existence or which will be entered into, now or in the future, by Coronus or any of its directors, officers or shareholders the right to subscribe for, have issued to it, or otherwise acquire any shares of Coronus other than the Coronus Share.

4.5
The books and records of Coronus fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of Coronus as at the date hereof, and all material financial transactions of Coronus relating to the Business have been accurately recorded in such books and records.

4.6
To its knowledge, Coronus is conducting and will continue to conduct the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is or will be carried on and Coronus is not in material breach of any such laws, rules or regulations in California (being the only jurisdiction in which Coronus carries on or proposes to carry on the Business).

{007610000-00123469; 1 }

4.7
Coronus has taken all required corporate action on the part of Coronus necessary to enter into and conduct its Business with respect to the Projects and this transaction, and has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

4.8
There are not any actions, suits or proceedings, pending or threatened against or affecting Coronus, or affecting the business of Coronus, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and Coronus is not aware of any existing grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success, and there are no liens or claims existing on the assets of Coronus or any of the Coronus LLC Collective which have not been previously disclosed to Redwood or Clean Focus in writing.

4.9
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not constitute a breach or a default under any agreement to which Coronus is a party or by which it is bound.

4.10	This Agreement has been duly approved, executed and delivered by Coronus and this Agreement will constitute a legal, valid and binding obligation of Coronus enforceable in accordance with its terms.

5.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF REDWOOD

Redwood covenants, represents and warrants to the Coronus Parent and Coronus (and acknowledges that the Coronus Parent and Coronus are relying upon such covenants, representations and warranties in entering into this Agreement) that, under this Agreement:

5.1	Redwood has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

5.2	This Agreement has been duly approved, executed and delivered by Redwood and this Agreement will constitute a legal, valid and binding obligation of Redwood enforceable in accordance with its terms.

5.3	Redwood has been duly incorporated and organized and is validly existing under the laws of Delaware.

5.4
Redwood has taken all required corporate action required on the part of Redwood necessary to enter into this Agreement and has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

5.5
There are not any actions, suits or proceedings, pending or threatened against or affecting Redwood, or affecting the business of Redwood, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and Redwood is not aware of any existing grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success, and there are no liens or claims existing on the assets of Redwood which have not been previously disclosed to Coronus in writing.

{007610000-00123469; 1 }

5.6
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not constitute a breach or a default under any agreement to which Redwood is a party or by which it is bound.

6.	CLOSING

6.1	The Closing shall occur at 10:00 a.m. (Vancouver time) on the Closing Date at the offices of Boughton Law Corporation, Suite 700, 595 Burrard Street, Vancouver, BC V7X 1S8.

6.2	At the Closing, Coronus Parent shall deliver or cause to be delivered to Redwood the following:

(a)	Certificate(s) representing the Coronus Share duly endorsed for transfer to Redwood; and

(b)
A copy of the minutes from the Coronus Parent Annual & Special Meeting evidencing that shareholders of Coronus Parent holding not less than eighty percent (80%) of the issued and outstanding shares of Coronus Parent voted, in person or by proxy, in favour of approving the sale of the Coronus Share to Redwood per the terms in this Agreement.

6.3	At the Closing, Redwood shall deliver or cause to be delivered to Coronus Parent the following:

(a)	A bank draft, wire payment or certified cheque payable to Coronus Parent in the amount of Nine Thousand Dollars ($9,000.00);

(b)	The duly executed Redwood Debenture;

(c)	The duly executed Debenture Security Agreement and Clean Focus Guaranty;

(d)	The duly executed Amended CFFC Loan Documents ; and

(e)	The filed UCC Financing Statements.

7.	CONFIDENTIALITY

7.1
The terms and conditions of this Agreement are confidential between the parties and shall not be disclosed to anyone else, except as may be necessary to effectuate its terms, or as are required to be disclosed by applicable law.  In particular, Coronus shall take a restrictive view of public disclosure of the terms of this Agreement except as expressly required to conform to Canadian and United States securities laws, such determination made after receiving the advice of counsel.

8.	LEGAL PROCEEDINGS

8.1
In the event that any proceeding, litigation or action (an “Action”) is taken by any party or parties hereto against any other party or parties in respect of this Agreement or the transactions contemplated hereunder, any and all costs incurred by the prevailing party or parties in respect of such Action shall be paid by the unsuccessful party or parties to such Action.

9.	GENERAL PROVISIONS

9.1	Time shall be of the essence of this Agreement.

9.2	This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Coronus Share and the transactions contemplated herein and there are no

{007610000-00123469; 1 }

warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement. Provided, however, that Coronus Parent and Redwood may, if determined to be necessary or appropriate, enter into a separate Management and Development Services Agreement relating to the development and management services Coronus Parent is agreeing to provide in this Agreement.

9.3
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Coronus Parent and Coronus may not assign this Agreement without the prior written consent of Redwood, which consent shall not be unreasonably withheld. Redwood may not assign this Agreement without the written consent of the Coronus Parent and Coronus, which consent shall not be unreasonably withheld.

9.4
Any notice to be given under this Agreement shall be duly and properly given if made in writing and by delivering the same to each party at their respective address provided on page 1 of this Agreement.  Any notice given as aforesaid shall be deemed to have been given or made on the date on which it was delivered.  Any party hereto may change its address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

9.5
This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart to this Agreement by facsimile transmission or electronic transmission in “.PDF” format shall be as effective as delivery of a manually signed original.

9.6
This Agreement shall be governed by the laws of the State of California without regard to any principles of conflicts of law and as if all provisions of this Agreement are to be performed within the State of California and all parties to this Agreement have physical presence in the State of California

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above written.

CORONUS SOLAR INC.

Per:	JEFF THACHUK
Jeff Thachuk; Title: President

CORONUS ENERGY CORP.

Per:	JEFF THACHUK
Jeff Thachuk; Title: President

{007610000-00123469; 1 }

REDWOOD SOLAR DEVELOPMENT LLC

Per:
Sam Wu; Managing Member

{007610000-00123469; 1 }

SCHEDULE “A” – FORM OF REDWOOD  DEBENTURE

[Attached]

{007610000-00123469; 1 }

SCHEDULE “B” – PROJECT MATRIX

Project Name:	Coronus 29-Palms North 1
Street Address:	4502 Mesquite Springs Road
City, State, Zip	Twentynine Palms, CA 92277
County:	San Bernardino
Latitude:	34.1707
Longitude:	-116.073
Coronus LLC:	Coronus 29-Palms North 1 LLC
EIN	80-0828038
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

Project Name:	Coronus Yucca Valley East 1
Street Address:	60097 Alta Loma Tr.
City, State, Zip	Joshua Tree, CA 92252
County:	San Bernardino
Latitude:	34.11969
Longitude:	-116.355914
Coronus LLC:	Coronus Yucca Valley East 1 LLC
EIN	80-0835715
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

Project Name:	Coronus Yucca Valley East 2
Street Address:	60097 Alta Loma Tr.
City, State, Zip	Joshua Tree, CA 92252
County:	San Bernardino
Latitude:	34.11848
Longitude:	-116.355656
Coronus LLC:	Coronus Yucca Valley East 2 LLC
EIN	90-0874868
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

Project Name:	Coronus Yucca Valley East 3
Street Address:	60097 Alta Loma Tr.
City, State, Zip	Joshua Tree, CA 92252
County:	San Bernardino
Latitude:	34.1178
Longitude:	-116.355658
Coronus LLC:	Coronus Yucca Valley East 3 LLC
EIN	99-0383426
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

{007610000-00123469; 1 }

Project Name:	Coronus Joshua Tree East 1
Street Address:	6350 Mount Shasta Ave.
City, State, Zip	Joshua Tree, CA 92252
County:	San Bernardino
Latitude:	34.137889
Longitude:	-116.226089
Coronus LLC:	Coronus Joshua Tree East 1 LLC
EIN	80-0842132
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

Project Name:	Coronus Joshua Tree East 2
Street Address:	6350 Mount Shasta Ave.
City, State, Zip	Joshua Tree, CA 92252
County:	San Bernardino
Latitude:	34.139815
Longitude:	-116.226152
Coronus LLC:	Coronus Joshua Tree East 2 LLC
EIN	99-0379528
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

Project Name:	Coronus Joshua Tree East 3
Street Address:	6350 Mount Shasta Ave.
City, State, Zip	Joshua Tree, CA 92252
County:	San Bernardino
Latitude:	34.13737
Longitude:	-116.227244
Coronus LLC:	Coronus Joshua Tree East 3 LLC
EIN	99-0379566
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

Project Name:	Coronus Joshua Tree East 4
Street Address:	6350 Mount Shasta Ave.
City, State, Zip	Joshua Tree, CA 92252
County:	San Bernardino
Latitude:	34.139815
Longitude:	-116.226152
Coronus LLC:	Coronus Joshua Tree East 4 LLC
EIN	99-0381552
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

Project Name:	Coronus Apple Valley East 1
Street Address:	10501 Central Road
City, State, Zip	Apple Valley, CA 92308
County:	San Bernardino
Latitude:	34.4417
Longitude:	-117.171
Coronus LLC:	Coronus Apple Valley East 1 LLC
EIN	41-2282036
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

Project Name:	Coronus Apple Valley East 2
Street Address:	10501 Central Road
City, State, Zip	Apple Valley, CA 92308
County:	San Bernardino
Latitude:	34.4404
Longitude:	-117.171
Coronus LLC:	Coronus Apple Valley East 2 LLC
EIN	98-1074961
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

Project Name:	Coronus Adelanto West 1
Street Address:	8970 Cassia Road
City, State, Zip	Adelanto, CA 92301
County:	San Bernardino
Latitude:	34.5493
Longitude:	-117.465
Coronus LLC:	Coronus Adelanto West 1 LLC
EIN	99-0381592
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

Project Name:	Coronus Adelanto West 2
Street Address:	8970 Cassia Road
City, State, Zip	Adelanto, CA 92301
County:	San Bernardino
Latitude:	34.5478
Longitude:	-117.465
Coronus LLC:	Coronus Adelanto West 2 LLC
EIN	39-2079889
Street Address:	1100 - 1200 West 73rd Ave.
City, State, Zip	Vancouver, BC V6P 6G5
Country	Canada

{007610000-00123469; 1 }

SCHEDULE “C” – DEVELOPMENT EXPENSES

“Development Expenses” means the expenses relating to the development and construction, not including costs incurred under a direct EPC Contract for industry standard EPC scope, nor costs incurred for financing, nor decommissioning, nor costs incurred internally by Redwood or its affiliates, of the Projects funded either by (i) Redwood, or (ii) the proceeds of the CFFC Loan, which shall include the following:

•
“Interconnection” expenses, which are the costs required to pay to SCE for 100% of SCE’s interconnection facilities and distribution upgrades (not including interconnection request, review or study fees);

•
“Permitting” expenses, which are the costs associated with all environmental mitigation or scope related to obtaining conditional use permits, including but not limited to: biological and cultural studies; AHJ fees, consultancies, reports, renderings, and outreach;  tortoise fencing for all sites except for Apple Valley East; any required tortoise, ground squirrel, or burrowing owl relocation and/or incidental take permits; Joshua Tree relocation and management; design and construction of any required off-site connector or access roads; City of Adelanto development impact fees; fees associated with expediting or assisting the San Bernardino County conditional use permit reviews; off-site mitigation land expenses; and any other environmental relocation and/or mitigation strategies;

•	“PPA Deposit” expenses are the CREST PPA development and security deposits which will be reimbursed by SCE to Owner; and
•	“Land Acquisition” expenses are the costs to acquire the unencumbered vacant CREST PPA Parcels.

For the avoidance of doubt, Development Expenses do not include expenses for the Discarded Projects. Additionally, in the event the PPA Deposits in respect of the Discarded Projects are refunded to Coronus (the “Discarded Project PPA Deposits”), the Coronus Parent, with no adjustments made to the Contract Price in respect of the Discarded Project PPA Deposits, shall receive from Redwood forthwith the Discarded Project PPA Deposits.

The estimated total Development Expenses are:

Project	Interconnection	Permitting	PPA Deposit	Land Acquisition
Yucca Valley East 1	$211,530	$122,8751		$236,000
Yucca Valley East 2	$502,988
Yucca Valley East 3	$802,620		$37,604
Joshua Tree East 1	$436,620	$135,0002	$36,736	$170,000
Joshua Tree East 2	$589,120		$36,736
Joshua Tree East 3	$362,200		$36,736
Joshua Tree East 4	$664,760		$36,736
29-Palms North 1	$176,760			$404,600
Apple Valley East 1	$188,960	$44,0503	$38,850	$402,887
Apple Valley East 2	$230,562		$38,850
Adelanto West 1	$659,270	$261,3504	$37,604	$235,000
Adelanto West 2	$116,126		$37,604
All Projects		$577,5725
TOTALS	$4,941,516	$1,140,847	$337,456	$1,448,487

{007610000-00123469; 1 }

1 Joshua Tree Relocation
2 1/2 of off-site connector/access roads
3 Joshua Tree Relocation
4 Joshua Tree Relocation & 1/2 of off-site connector/access roads & City of Adelanto Development Impact Fee
5 Tortoise fencing (all sites except Apple Valley), Survey work (Phoenix), Studies (Barnett), & AHJ fees, consultancies, reports, renderings, outreach

{007610000-00123469; 1 }

SCHEDULE “D” – REMAINING DEVELOPMENT EXPENSE BUDGET

DATE	AMOUNT	CATEGORY	DESCRIPTION	PROJECT / PARCEL
5 Business Days after Agreement execution	$23,813.40	Permitting	Phoenix Survey	ALL
5 Business Days after Agreement execution	$2,700.00	Permitting	Barnett Study	ALL
8/14/2013	$66,950.00	Interconnection	2nd Posting	Joshua Tree East 1: 5618
9/3/2013	$63,250.00	Interconnection	2nd Posting	Joshua Tree East 2: 5619
9/3/2013	$48,650.00	Interconnection	2nd Posting	Joshua Tree East 3: 5620
9/3/2013	$105,450.00	Interconnection	2nd Posting	Joshua Tree East 4: 5621
Upon Closing	$53,583.60	Permitting	Coronus Parent – Phoenix Survey	ALL
Upon Closing	$36,630.40	Permitting	Coronus Parent – Phoenix Survey	ALL
Upon Closing	$1,811.50	Permitting	Coronus Parent – Barnett Study	ALL
10/1/2013	$29,260.00	Interconnection	ITCC	29-Palms North 1: 5521
10/1/2013	$76,120.00	Interconnection	ITCC	Joshua Tree East 1: 5618
10/1/2013	$103,620.00	Interconnection	ITCC	Joshua Tree East 2: 5619
10/1/2013	$62,700.00	Interconnection	ITCC	Joshua Tree East 3: 5620
10/1/2013	$117,260.00	Interconnection	ITCC	Joshua Tree East 4: 5621
10/1/2013	$35,530.00	Interconnection	ITCC	Yucca Valley East 1: 5821
10/1/2013	$88,088.00	Interconnection	ITCC	Yucca Valley East 2: 5822
10/1/2013	$142,120.00	Interconnection	ITCC	Yucca Valley East 3: 5823
10/1/2013	(previously overpaid)	Interconnection	ITCC	Apple Valley East 1: 5824
10/1/2013	$38,962.00	Interconnection	ITCC	Apple Valley East 2: 5825
10/1/2013	$116,270.00	Interconnection	ITCC	Adelanto West 1: 5819
10/1/2013	$18,326.00	Interconnection	ITCC	Adelanto West 2: 5820
10/1/2013	$50,000.00	Permitting	City of Adelanto Development Impact Fee	ADELANTO Parcel
1/8/2014	$126,240.00	Interconnection	2nd Posting	Adelanto West 1: 5819
1/8/2014		Interconnection	2nd Posting	Adelanto West 2: 5820

{007610000-00123469; 1 }

	(previously overpaid)
2/1/2014	$103,250.00	Interconnection	Final Posting	29-Palms North 1: 5521
2/1/2014	$252,350.00	Interconnection	Final Posting	Joshua Tree East 1: 5618
2/1/2014	$339,850.00	Interconnection	Final Posting	Joshua Tree East 2: 5619
2/1/2014	$209,650.00	Interconnection	Final Posting	Joshua Tree East 3: 5620
2/1/2014	$383,250.00	Interconnection	Final Posting	Joshua Tree East 4: 5621
2/1/2014	$123,200.00	Interconnection	Final Posting	Yucca Valley East 1: 5821
2/1/2014	$290,430.00	Interconnection	Final Posting	Yucca Valley East 2: 5822
2/1/2014	$462,350.00	Interconnection	Final Posting	Yucca Valley East 3: 5823
2/1/2014	(previously overpaid)	Interconnection	Final Posting	Apple Valley East 1: 5824
2/1/2014	$134,120.00	Interconnection	Final Posting	Apple Valley East 2: 5825
2/1/2014	$380,100.00	Interconnection	Final Posting	Adelanto West 1: 5819
2/1/2014	$59,540.00	Interconnection	Final Posting	Adelanto West 2: 5820
Pre-Construction	$200,000.00	Permitting	AHJ fees, consultancies, reports, renderings, outreach	ALL
Pre-Construction &/or Construction	$122,875.00	Permitting	Joshua tree relocation/ management	YUCCA VALLEY Parcel
Pre-Construction &/or Construction	$44,050.00		Joshua tree relocation/ management	APPLE VALLEY Parcel
Pre-Construction &/or Construction	$76,350.00		Joshua tree relocation/ management	ADELANTO Parcel
Construction	$136,000.00	Land Acquisition		YUCCA VALLEY Parcel
Construction	$90,000.00	Land Acquisition		YUCCA VALLEY Parcel
Construction	$170,000.00	Land Acquisition		JOSHUA TREE Parcel
Construction	$235,000.00	Land Acquisition		ADELANTO Parcel
Construction	$135,000.00	Permitting	Off-site connector roads	JOSHUA TREE Parcel

{007610000-00123469; 1 }

			(JT East Hwy Intersection & Adelanto West road extension)
Construction	$135,000.00	Permitting	Off-site connector roads	ADELANTO Parcel
Construction	$50,000.00	Permitting	Tortoise Fencing	YUCCA VALLEY Parcel
Construction	$50,000.00	Permitting	Tortoise Fencing	JOSHUA TREE Parcel
Construction	$50,000.00	Permitting	Tortoise Fencing	29 PALMS Parcel
Construction	$50,000.00	Permitting	Tortoise Fencing	ADELANTO Parcel

{007610000-00123469; 1 }

SCHEDULE “E” – INTERCONNECTION REFUND

The following Interconnection Refund amounts are to be refunded to the applicable Coronus LLC by SCE.  They were paid as interconnection financial securities for Discarded Projects and shall be applied as credit as set forth in Section 2.5 (e), or shall trigger an adjustment in the Contract Price as set forth in Section 2.5 (e):

•	$373,300.00

o	29-Palms North 2: 5522

•	$208,900.00

o	29-Palms North 3: 5603

•	$141,200.00

o	Joshua Tree East 5: 5622

•	$156,350.00

o	29-Palms North 2: 5522

•	$126,050.00

o	29-Palms North 3: 5603

The following Interconnection Refund amount is to be refunded to the applicable Project by SCE.  It was paid as an overpayment for a Project which received a reduced interconnection estimate and will not trigger an adjustment in the Contract Price as set forth in Section 2.5 (e):

•	$81,940.00

o	Apple Valley East 1: 5824

{007610000-00123469; 1 }

SCHEDULE “F” – CREST PPA PARCELS

Parcel	Yucca Valley East
Acreage	54.07 acres
GFID (SCE)	5821, 5822, 5823
Capacity (MW DC)	5.64
Coronus LLCs	Coronus Yucca Valley East 1 LLC Coronus Yucca Valley East 2 LLC Coronus Yucca Valley East 3 LLC
Assessor Parcel Numbers	0588-131-74 0588-131-02
Legal Description
0588-131-74:
GOVERNMENT LOT 1 OF THE NORTHEAST QUARTER OF SECTION 4, TOWNSHIP 1 SOUTH, RANGE 6 EAST, SAN BERNARDINO BASE AND MERIDIAN, ACCORDING TO THE OFFICIAL PLAT ON FILE IN THE DISTRICT LAND OFFICE
EXCEPTING THEREFROM THE NORTHERLY 30.00 FEET CONVEYED TO THE COUNTY OF SAN BERNARDINO, A BODY CORPORATE AND POLITIC, BY DEED RECORDED JANUARY 8, 1980 AS INSTRUMENT NO. 80-5741, OFFICIAL RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA.
ALSO EXCEPTING THEREFROM THE EASTERLY 330.00 FEET CONVEYED TO JOSHUA BASIN WATER DISTRICT, BY DEED RECORDED MAY 13, 1997 AS INSTRUMENT NO. 97-170586 OFFICIAL RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA.

0588-131-02:
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

The West half of the West half of the Northwest quarter of the Northwest quarter of Section 14, Township4 North, Range 3 West, San Bernardino Base and Meridian, in the County of San Bernardino, State of California, according to the Official Plan of said land approved by the Surveyor General, dated March 19, 1856.

Excepting therefrom that portion conveyed to the Atchison Topeka and Santa Fe Railway Company, a Kansas corporation, by deed recorded April 23, 1956 in book 3916, page 1, Official Records, described as follows:

A strip of land 100.00 feet in width by approximately 3975 feet in average length, being those portions of the Northwest quarter of Section 14 and the West half of the Northeast quarter of Section 14-, Township

{007610000-00123469; 1 }

4 North, Range 3 West, San Bernardino Base and Meridian, lying between lines which are parallel with and distant 50.00 feet measured at right angles from and on each side of the following described center line:

Beginning at a point in the West line of said Section 14, distant Southerly along said West line 1251.55 feet from the Northwest corner of said section; Thence Northeasterly in a direct line 5298.45 feet, more or less, to a point in the East line of said section, distant Southerly along said East line 563.67 feet from the Northeast corner of said section.

The side lines of said strip to be lengthened or shortened to originate in the West line of said Section 14 and to terminate in the East line of said West half of the Northeast quarter of Section 14.

Also excepting therefrom the following described property:

The West 329.72 feet measured along the South line of that portion of the North half of the Northwest quarter of Section 14 Township 4 North, Range 3 West, San Bernardino Base and Meridian, lying South of the railroad.

Parcel	Joshua Tree East
Acreage	56.03 acres
GFID (SCE)	5618, 5619, 5620, 5621, 5622
Capacity (MW DC)	9.4
Coronus LLCs	Coronus Joshua Tree East 1 LLC Coronus Joshua Tree East 2 LLC Coronus Joshua Tree East 3 LLC Coronus Joshua Tree East 4 LLC
Assessor Parcel Numbers	0608-161-20, 21, 22
Legal Description	Parcels 2,3 and 4 of Parcel Map No. 11309, County of San Bernardino, State of California, as per map recorded in Book 150, Pages 19-20 of Maps, in the office of the County Recorder of said County.

Parcel	29-Palms North
Acreage	160 acres
GFID (SCE)	5521, 5522, 5603
Capacity (MW DC)	5.64
Coronus LLCs	Coronus 29-Palms North 1 LLC
Assessor Parcel Numbers	0620-021-01
Legal Description	160 ACRES OF VACANT LAND (APN: 0620-021-01), TWENTYNINE PALMS, SAN BERNARDINO COUNTY, CALIFORNIA

{007610000-00123469; 1 }

Parcel	Apple Valley East
Acreage	23.69 acres
GFID (SCE)	5824, 5825
Capacity (MW DC)	3.76
Coronus LLCs	Coronus Apple Valley East 1 LLC Coronus Apple Valley East 2 LLC
Assessor Parcel Numbers	0438-212-01, 02
Legal Description	14.78 ACRES OF VACANT LAND (APN 0438-212-02), SAN BERNARDINO COUNTY, CALIFORNIA

Parcel	Adelanto West
Acreage	40 acres
GFID (SCE)	5819, 5820
Capacity (MW DC)	3.76
Coronus LLCs	Coronus Adelanto West 1 LLC Coronus Adelanto West 2 LLC
Assessor Parcel Numbers	3129-251-13
Legal Description
THE WEST 160 ACRES OF SECTION 1, TOWNSHIP 5 NORTH, RANGE 6 WEST, SAN BERNARDINO MERIDIAN, ACCORDING TO THE OFFICIAL PLAT THEREOF.  EXCEPT THE NORTH 80 ACRES THEREOF.  ALSO EXCEPT THAT PORTION THEREOF LYING WITHIN THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 1

{007610000-00123469; 1 }

SCHEDULE “G” – FORM OF DEBENTURE SECURITY AGREEMENT

{007610000-00123469; 1 }

SCHEDULE “H” – FORM OF CLEAN FOCUS GUARANTY

{007610000-00123469; 1 }

SCHEDULE “I” – FINANCIAL STATEMENTS OF CORONUS AS OF _______, 2013

{007610000-00123469; 1 }

SCHEDULE “J” – FORM OF LOCK-UP AGREEMENT

{007610000-00123469; 1 }

SCHEDULE “K” – PROJECT MANAGEMENT AND DEVELOPMENT SERVICES

Project Management Services

(1)	Assist in the preparation of the installation requirements
(2)	Assist in the preparation and negotiation of the engineering, procurement and construction agreements
(3)	Assist in coordination with EPC Contractor for the obtaining of all jurisdictional permits from planning and building department as required.
(4)	Assist Redwood regarding the construction project management aspects of the Projects including assuring that the EPC Contractor is meeting the requirements of all twelve (12) Crest PPAs.
(5)
Assist Redwood by monitoring that payment is made when due of all interconnection and other security deposits as needed to ensure each Coronus LLC will be in compliance of a valid CREST PPA when it is delivered as a turnkey solar PV system and able to sell electricity;

(6)
Assist Redwood with monitoring and managing the installation schedules for the Projects and coordinating with the EPC Contractor to assure that all necessary or appropriate permits and licenses required for the construction and operation of the Projects are obtained in a timely manner.

(7)
Assist Redwood in performing any obligations and providing required compliance materials relating to the construction and development of a Project deliverable by Redwood pursuant to the Installation Development and Purchase Agreement between Redwood and the ultimate owner, or contained in any loan agreement, equity financing agreement or security agreement entered into in connection with any financing for the construction and installations of a Project.

(8)	Assist Redwood with troubleshooting and resolving design, material, and installation issues as they arise
(9)	Assemble and retain copies of all engineering and construction contracts, agreements and other records and data as may be necessary to carry out Coronus Parent’s functions hereunder.
(10)	Maintaining existing relationships and managing negotiations with the existing landowners of the CREST PPA Parcels which have vacant land purchase agreements for acquisition of the CREST PPA Parcels.
(11)
Maintaining existing relationships and managing negotiations with the previous landowners of the CREST PPA Parcels which have already been acquired relating to the payment of the outstanding balances of the acquisition prices for the CREST PPA Parcels after the related Coronus LLC has reached Construction Financial Close.

Development Services

(1)
Assist Redwood in performing any obligations and providing required compliance materials, including those from regulatory authorities and the Offtaker, relating to the construction, development and operation of the Projects.

(2)
Assisting Redwood by executing on Redwood’s behalf, if Coronus Parent’s signature is required by the Offtaker, Generator Interconnection Agreements for each Coronus LLC for the capacity set for the in the related CREST PPAs with no issues related to the interconnection in sequence of multiple solar PV systems on a single CREST PPA Parcel.

(3)
Assisting Redwood by applying for and obtaining conditional use permits required by the relevant planning department to use the CREST PPA Parcels to develop and construct solar PV systems and all applying for such other licenses and permits as are required.

{007610000-00123469; 1 }

(4)
Posting (with funds made available by or on behalf of Redwood) all “Interconnection Financial Securities” as set forth in the Rule 21 generating facility interconnections requirements to retain interconnection rights with a valid SCE Generator Interconnection Agreement and totaling 100% of total assigned interconnection cost by the commencement of construction activities.

(5)	Assist Redwood in closing Construction Financing Agreements and Permanent Financing Agreements.
(6)	Assist Redwood in securing property and casualty insurance, and business interruption insurance relating to the construction period as required by the CREST PPAs.
(7)	Assemble and retain copies of all development contracts, agreements and other records and data as may be necessary to carry out Coronus Parent’s functions hereunder.

{007610000-00123469; 1 }